EXHIBIT 10.1








                                   February 4, 1998



JLM Couture, Inc.
225 West 37th Street
New York, NY 10018


Attn:     Mr. Joseph L. Murphy, President
          Mr. Joseph O'Grady

Dear Sirs:

     We are pleased to advise you that Israel Discount Bank of New York (the "Bank") has approved the following line of credit for JLM Couture, Inc.:

BORROWER:           JLM Couture, Inc. ("JLM"), a Delaware
                    corporation authorized to do business in New
                    York (NASDAQ: JHPC).

LINE OF CREDIT:     Up to $2,000,000 (A/R only) ("Line").

                    Borrowing Base: The total amount of
                    outstanding under this line of credit shall not at any time, exceed 80% of acceptable net amounts receivable.

                    The term "eligible accounts receivable" as used herein means accounts receivable which are due and payable not more than 120 days from the date of the invoice thereof excluding contra-account, related accounts, foreign accounts, poor credit accounts or other accounts which, in the sole discretion of the Bank, do not constitute acceptable collateral. Concentrations shall be limited to 25% of the total A/R and cross-aging shall be 50 %.

INTEREST RATE:      Prime Rate of Israel Discount Bank of New York
                    in effect from time to time.


FACILITY FEE:       1% of credit facility ($20,000) annually
                    payable at closing and thereafter upon renewal of credit facility each year.

SECURITY:           A first security lien on all accounts
                    receivable, contract rights, general
                    intangibles, and the proceeds thereof now owned or hereafter created by JLM Couture, Inc. and all tradestyles including Lazaro and Alvina Valente.

LOAN COVENANTS:     Minimum tangible net worth of $3,000,000.


FINANCIAL           Financial Statements:  JLM shall furnish the
INFORMATION &       Bank:
EXAMINATION
                    (a)  within 90 days after the end of each of
                    its fiscal years, Form 10K including balance sheet and income statement of JLM. Said balance sheet and income statement shall be audited and certified by a certified public accountant acceptable to be Bank without material exception or qualification.

                    (b)  within 45 days after the end of its
                    Fiscal quarters, the Form 10Q statement for the quarter then ended (including a balance sheet and statement of income).

                    Monthly Borrowing Base Certificate and
                    Information: JLM shall furnish the Bank with monthly Borrowing Base Certificate which shall set forth the above borrowing base in accordance with the above formula. Said certificates shall be certified as true by the chief financial officer of JLM and delivered no later than the 10th of the following month.

                    Reports: JLM shall furnish the Bank with monthly accounts receivables agings with the borrowing base certificate adequate to identify and value eligible accounts receivable no later than the 10th of the following month.

                    Examinations: JLM will allow representatives of the Bank to examine any of the books and any of the books and records of JLM at any reasonable time. Examination will normally take place twice a year but may be done more frequently at the Bank's discretion. The Bank will charge $750 per day for each such examination cost to JLM not to exceed $4,500 per annum.

                    General Information: JLM shall supply the Bank with such other information, reports and statements as the Bank may reasonably request.

DOCUMENTATION:      Utilization of this Line of Credit is subject
                    to the execution and delivery to the Bank of such documentation as the Bank and its counsel in their sole discretion deem necessary or desirable. Such documents shall include, but not be limited to, the following: (i) a demand grid note to evidence the advances,
                    (ii) general security agreement and accounts receivable security agreement granting the
                    Bank a security interest in the above
                    collateral, (iii) UCC-1's, (iv) board
                    resolutions of granting authority to certain of its officers to execute the transaction contemplated hereby.

FEES: All out-of-pocket expenses incurred by the Bank in connection with this Line of Credit shall be paid by JLM Couture, Inc.

     This letter is furnished to you solely for information purposes and does not, and in no way should be construed as, a commitment from the Bank. Terms and conditions of our transactions shall be reflected in the agreements to be executed between us.

                                   Very truly yours,



                                   s/ Gerald Grossman
                                   Gerald J. Grossman
                                   Senior Vice President



WPDOCS\HJELM\MURPHY-GRADY